                                                                    EXHIBIT 99.1












                         TEXAS REGIONAL BANCSHARES, INC.
                AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
                            (WITH 401(K) PROVISIONS)

                                                TABLE OF CONTENTS


                                                     ARTICLE I
                                                NATURE OF THE PLAN

                                                    ARTICLE II
                                                    DEFINITIONS

                                                    ARTICLE III
                                                  ADMINISTRATION

3.1       POWERS AND RESPONSIBILITIES OF THE EMPLOYER ................................................... 18

3.2       DESIGNATION OF ADMINISTRATIVE AUTHORITY ....................................................... 19

3.3       ALLOCATION AND DELEGATION OF RESPONSIBILITIES ................................................. 19

3.4       POWERS AND DUTIES OF THE ADMINISTRATOR ........................................................ 19

3.5       RECORDS AND REPORTS ........................................................................... 20

3.6       APPOINTMENT OF ADVISORS ....................................................................... 21

3.7       PAYMENT OF EXPENSES ........................................................................... 21

3.8       CLAIMS PROCEDURE .............................................................................. 21

3.9       CLAIMS REVIEW PROCEDURE ....................................................................... 22

                                                       ARTICLE IV
                                                       ELIGIBILITY

4.1       CONDITIONS OF ELIGIBILITY ..................................................................... 22

4.2       EFFECTIVE DATE OF PARTICIPATION ............................................................... 23

4.3       DETERMINATION OF ELIGIBILITY .................................................................. 23

4.4       TERMINATION OF ELIGIBILITY .................................................................... 23

4.5       OMISSION OF ELIGIBLE EMPLOYEE ................................................................. 23

4.6       INCLUSION OF INELIGIBLE EMPLOYEE .............................................................. 24

4.7       REHIRED EMPLOYEES AND BREAKS IN SERVICE ....................................................... 24


                                                       -i-


4.8       ELECTION NOT TO PARTICIPATE ................................................................... 25

                                                     ARTICLE V
                                          CONTRIBUTION AND ALLOCATION

5.1       FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION ................................................. 25

5.2       PARTICIPANT'S SALARY REDUCTION ELECTION ....................................................... 26

5.3       TIME OF PAYMENT OF EMPLOYER CONTRIBUTION ...................................................... 30

5.4       ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS .......................................... 30

5.5       ACTUAL DEFERRAL PERCENTAGE TESTS .............................................................. 35

5.6       ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS ................................................ 37

5.7       ACTUAL CONTRIBUTION PERCENTAGE TESTS .......................................................... 39

5.8       ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS ............................................ 41

5.9       MAXIMUM ANNUAL ADDITIONS ...................................................................... 44

5.10      ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS ..................................................... 46

5.11      ROLLOVERS AND PLAN-TO-PLAN TRANSFERS
          FROM QUALIFIED PLANS .......................................................................... 47

5.12      DIRECTED INVESTMENT ACCOUNT ................................................................... 49

5.13      QUALIFIED MILITARY SERVICE .................................................................... 51

                                                     ARTICLE VI
                                           FUNDING AND INVESTMENT POLICY

6.1       INVESTMENT POLICY ............................................................................. 51

6.2       TRANSACTIONS INVOLVING COMPANY STOCK........................................................... 52

                                                     ARTICLE VII
                                                     VALUATIONS

7.1       VALUATION OF THE TRUST FUND.................................................................... 53

7.2       METHOD OF VALUATION............................................................................ 53


                                                     -ii-


                                                     ARTICLE VIII
                                    DETERMINATION AND DISTRIBUTION OF BENEFITS

8.1       DETERMINATION OF BENEFITS UPON RETIREMENT ..................................................... 54

8.2       DETERMINATION OF BENEFITS UPON DEATH .......................................................... 54

8.3       DETERMINATION OF BENEFITS IN EVENT OF DISABILITY .............................................. 55

8.4       DETERMINATION OF BENEFITS UPON TERMINATION .................................................... 56

8.5       DISTRIBUTION OF BENEFITS ...................................................................... 57

8.6       HOW PLAN BENEFIT WILL BE DISTRIBUTED .......................................................... 61

8.7       DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY ............................................. 68

8.8       LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN ................................................ 68

8.9       ADVANCE DISTRIBUTION FOR HARDSHIP ............................................................. 69

8.10      QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION ............................................... 71

                                                     ARTICLE IX
                                                      TRUSTEE

9.1       BASIC RESPONSIBILITIES OF THE TRUSTEE ......................................................... 71

9.2       INVESTMENT POWERS AND DUTIES OF THE TRUSTEE ................................................... 73

9.3       OTHER POWERS OF THE TRUSTEE ................................................................... 73

9.4       LOANS TO PARTICIPANTS ......................................................................... 76

9.5       VOTING COMPANY STOCK........................................................................... 77

9.6       DUTIES OF THE TRUSTEE REGARDING PAYMENTS ...................................................... 78

9.7       TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES ................................................. 78

9.8       ANNUAL REPORT OF THE TRUSTEE .................................................................. 79

9.9       AUDIT ......................................................................................... 79

9.10      RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE ................................................ 80

9.11      TRANSFER OF INTEREST .......................................................................... 81

9.12      TRUSTEE INDEMNIFICATION ....................................................................... 81


                                                     -iii-


9.13      DIRECT ROLLOVER ............................................................................... 81

                                                     ARTICLE X
                                       AMENDMENT, TERMINATION AND MERGERS

10.1      AMENDMENT...................................................................................... 82

10.2      TERMINATION ................................................................................... 83

10.3      MERGER, CONSOLIDATION OR TRANSFER OF ASSETS ................................................... 83

                                                     ARTICLE XI
                                                     TOP-HEAVY

11.1      TOP HEAVY PLAN REQUIREMENTS ................................................................... 84

11.2      DETERMINATION OF TOP HEAVY STATUS.............................................................. 84

                                                     ARTICLE XII
                                                    MISCELLANEOUS

12.1      PARTICIPANT'S RIGHTS .......................................................................... 87

12.2      ALIENATION .................................................................................... 87

12.3      CONSTRUCTION OF PLAN .......................................................................... 88

12.4      GENDER AND NUMBER ............................................................................. 88

12.5      LEGAL ACTION .................................................................................. 88

12.6      PROHIBITION AGAINST DIVERSION OF FUNDS ........................................................ 89

12.7      EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE .................................................... 89

12.8      INSURER'S PROTECTIVE CLAUSE ................................................................... 89

12.9      RECEIPT AND RELEASE FOR PAYMENTS .............................................................. 90

12.10     ACTION BY THE EMPLOYER ........................................................................ 90

12.11     NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY ............................................ 90

12.12     HEADINGS ...................................................................................... 91

12.13     APPROVAL BY INTERNAL REVENUE SERVICE .......................................................... 91

12.14     UNIFORMITY .................................................................................... 91


                                                     -iv-


12.15     SECURITIES AND EXCHANGE COMMISSION APPROVAL ................................................... 91

                                                     ARTICLE XIII
                                               PARTICIPATING EMPLOYERS

13.1      ADOPTION BY OTHER EMPLOYERS ................................................................... 91

13.2      REQUIREMENTS OF PARTICIPATING EMPLOYERS ....................................................... 91

13.3      DESIGNATION OF AGENT .......................................................................... 92

13.4      EMPLOYEE TRANSFERS ............................................................................ 92

13.5      PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES ........................................... 92

13.6      AMENDMENT...................................................................................... 92

13.7      DISCONTINUANCE OF PARTICIPATION ............................................................... 93

13.8      ADMINISTRATOR'S AUTHORITY ..................................................................... 93


                         TEXAS REGIONAL BANCSHARES, INC.
              AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
                            (WITH 401(K) PROVISIONS)

      THIS AGREEMENT, hereby made and entered into this 11th day of December, 2001 by and between Texas Regional Bancshares, Inc. (herein referred to as the "Company"), and Glen E. Roney, Morris Atlas and Frank N. Boggus (herein referred to as the "Trustee").

                                   WITNESSETH

      WHEREAS, the Company heretofore established a target benefit plan effective January 1, 1984, (hereinafter called the "Effective Date") known as Texas Regional Bancshares, Inc. Target Benefit Plan (which plan was converted to the current Plan in 1990) and which plan is known as Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) Provisions) (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

      WHEREAS, under the terms of the Plan, the Company has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended; and

      WHEREAS, the Board of Directors of the Company and the Trustee have determined that it is the best interest of the Participants of this Plan and their Beneficiaries to amend and restate this Plan as provided herein;

      NOW, THEREFORE, effective December 31, 2001, except as otherwise provided, the Company and the Trustee, in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend the Plan in its entirety and restate the Plan to provide as follows:

                                    ARTICLE I
                               NATURE OF THE PLAN

      This plan document is an amendment and restatement of the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) Provisions) which was initially adopted to be effective as of January 1, 1990. The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of the Company and to provide Participants with an opportunity to accumulate capital for their future economic security. The Plan is intended to do this without any deductions from Participant's paychecks and without calling upon them to invest their personal savings. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Company. Therefore, the Trust Assets held under the Plan will be invested primarily in Company Stock.

      The Plan, hereby amended and restated, and which was adopted effective as of January 1, 1990, is a stock bonus plan containing Section 401(k) features that is intended to qualify under Section 401(a) of the Internal Revenue Code. The Plan is a complete amendment and restatement of the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with

401(k) Provisions), which, in turn, was a complete amendment and restatement of the Texas Regional Bancshares, Inc. Target Benefit Plan, originally effective January 1, 1984. The Plan is also designed to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

      All Trust Assets under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related Trust Agreement. The Plan is administered by the Trustee and the Administrator for the exclusive benefit of Participants (and their Beneficiaries).


                                   ARTICLE II
                                   DEFINITIONS

      2.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

      2.2 "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 3.2 to administer the Plan on behalf of the Employer.

      2.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

      2.4  "Anniversary Date" means the last day of the Plan Year.

      2.5 "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity; or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the participant to such benefit.

      2.6 "Beneficiary" means the person (or entity) to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 8.2 and 8.5.

      2.7  "Board of Directors" means the Board of Directors of the Company.

      2.8 "Break in Service" means a Plan Year in which a Participant is not credited with more than 500 Hours of Service by reason of his termination of Service.

      2.9 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

      2.10 "Company" means Texas Regional Bancshares, Inc., a corporation organized under the laws of Texas and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

      2.11 "Company Stock" means common stock issued by the Company (or by a corporation which is a member of the controlled group of corporations of which the Company is a member) which is readily tradable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Company (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Company (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Company (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

      2.12 "Company Stock Account" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

      A separate accounting shall be maintained with respect to that portion of the Company Stock Account attributable to Elective Contributions and Non-Elective Contributions.

      2.13 "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code
Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

      For purposes of this Section, the determination of Compensation shall be made by:

            (a) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4) for Plan Years beginning after December 31, 2000, 402(e)(3), 402(h)(1)(B), 403(b)
      or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer Contributions.

      For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.

      Compensation in excess of $150,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections pursuant to Section 5.2. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

      For Plan Years beginning after December 31, 1996, for purposes of determining Compensation, the family member aggregation rules of Code Section 401(a)(17) and Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

      For purposes of this Section, if the Plan is a plan described in Code
Section 413(c) or 414(f) (a plan maintained by more than one Employer), the limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.

      2.14 "Contract" or "Policy" means any life insurance policy, retirement income policy or annuity policy (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

      2.15 "Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to
Section 5.2, excluding any such amounts distributed as excess "annual additions" pursuant to Section 5.10.

      2.16 "Early Retirement Date" means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55, and has completed at least 10 Years of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at Early Retirement Age.

      A Former Participant who separates from service after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive benefits under this Plan.

      2.17 "Elective Contribution" means the Employer Contributions to the Plan of Deferred Compensation, excluding any such amounts distributed as excess "annual additions" pursuant to Section 5.10. In addition, the Employer matching contribution made pursuant to Section 5.1(b) which is used to satisfy the "Actual Deferral Percentage" tests and any Employer Qualified Non-Elective Contribution made pursuant to Section 5.6(b) which is used to satisfy the "Actual Deferral Percentage" tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage" tests) shall be subject to the requirements of Sections 5.2(b) and 5.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(5) and Regulation 1.401(m)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

      2.18 "Eligible Employee" means any Employee.

      Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

      Employees classified by the Employer as independent contractors who are subsequently determined by the Internal Revenue Service to be Employees shall not be Eligible Employees.

      2.19 "Employee" means any person who is employed by the Employer or a Participating Employer, including but not limited to Texas State Bank and TSB Securities, Inc., and excludes any person who is employed as an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

      2.20 "Employer" means Texas Regional Bancshares, Inc. and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 13.1) which shall adopt this Plan.

      2.21 "Employer Contributions" means payments made to the Trust by an Employer which include Employer Discretionary Matching Contributions and Employer Discretionary Optional Contributions.

      2.22 "Employer Discretionary Matching Contributions" means Plan contributions made at the sole discretion of the Employer pursuant to Plan
Section 5.1(b).

      2.23 "Employer Discretionary Optional Contributions" means Plan contributions made at the sole discretion of the Employer pursuant to Plan
Section 5.1(c).

      2.24 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employer Discretionary Matching Contributions made pursuant to Section 5.1(b) (to the extent such Employer Discretionary Matching Contributions are not used to satisfy the "Actual Deferral Percentage" tests) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 5.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 5.7(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios). Such determination shall be made after first taking into account corrections of any Excess Deferred Compensation pursuant to
Section 5.2 and taking into account any adjustments of any Excess Contributions pursuant to Section 5.6.

      2.25 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the "Actual Deferral Percentage" tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 5.5(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an "annual addition" pursuant to Section 5.9(b).

      2.26 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 5.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 5.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of Sections 11.2 and 5.4(h), Excess Deferred Compensation shall continue to be treated as Employer Contributions even if distributed pursuant to Section 5.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 5.5(a) to the extent such Excess Deferred Compensation occurs pursuant to
Section 5.2(d).

      2.27 "ESOP" means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

      2.28 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

      2.29 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

      2.30 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

            (a) the distribution of the entire Vested portion of the Participant's Account of a Former Participant who has severed employment with the Employer. For purposes of this provision, if the Former Participant has a Vested benefit of zero, then such Former Participant shall be deemed to have received a distribution of such Vested benefit as of the year in which the severance of employment occurs, or

            (b) the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

      Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer Contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer Contributions or Forfeitures. Furthermore, the term "Forfeiture" shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

      2.31 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

      2.32 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

      For "limitation years" beginning after December 31, 1997, for purposes of this Section, the determination of "415 Compensation" shall include any elective deferral (as defined in Code Section 401(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) for "limitation years" beginning after December 31, 2000 and 457.

      2.33 "414(s) Compensation" means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

      For Plan Years beginning after December 31, 1996, for purposes of this Section, the family member aggregation rules of Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

      2.34 "Highly Compensated Employee" means, for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

            (a) was a "five percent owner" as defined in Section 2.39(c) at any time during the "determination year" or the "look-back year"; or

            (b) for the "look-back year" had "415 Compensation" from the Employer in excess of $80,000 and was in the Top Paid Group of Employees for the Plan Year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

      The "determination year" means the Plan Year for which testing is being performed, and the "look back year" means the immediately preceding twelve (12) month period.

      A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the "determination year," in accordance with Regulation 1.414(q)-1T, A-4 and IRS Notice 97-45 (or any superseding guidance).

      In determining whether an Employee is a Highly Compensated Employee for a Plan Year beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

      For purposes of this Section, for Plan Years beginning prior to January 1, 1998, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer Contributions made pursuant to a salary reduction agreement, Code Section 403(b).

      In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

      2.35 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

      2.36 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

      Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and
(iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

      For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

      Notwithstanding the foregoing, a Participant shall be credited with 190 Hours of Service for each month in which an Employee is paid or entitled to payment for at least one Hour of Service.

      For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

      2.37 "Income" means the income or losses allocable to "excess amounts" which shall equal the allocable gain or loss for the "applicable computation period". The income allocable to "excess amounts" for the "applicable computation period" is determined by multiplying the income for the "applicable computation period" by a fraction. The numerator of the fraction is the "excess amount" for the "applicable computation period." The denominator of the fraction is the total "account balance" attributable to "Employer Contributions" as of the end of the "applicable computation period", reduced by the gain allocable to such total amount for the "applicable computation period" and increased by the loss allocable to such total amount for the "applicable computation period". The provisions of this Section shall be applied:

            (a)   For purposes of Section 5.2(f), by substituting:

                  (1)    "Excess Deferred Compensation" for "excess amounts";

                  (2) "taxable year of the Participant" for "applicable computation period";

                  (3)    "Deferred Compensation" for "Employer Contributions";
            and

                  (4)    "Participant's Elective Account" for "account balance.

            (b)   For purposes of Section 5.6(a), by substituting:

                  (1)    "Excess Contributions" for "excess amounts";

                  (2)    "Plan Year" for "applicable computation period";

                  (3)    "Elective Contributions" for "Employer Contributions";
            and

                  (4)    "Participant's Elective Account" for "account balance."

            (c)   For purposes of Section 5.8(a), by substituting:

                  (1)    "Excess Aggregate Contributions" for "excess amounts";

                  (2)    "Plan Year" for "applicable computation period";

                  (3) "Employer Discretionary Matching Contributions made pursuant to Section 5.1(b) (to the extent such Employer Discretionary Matching Contributions are not used to satisfy the "Actual Deferral Percentage" tests) and any qualified non-elective contributions or elective deferrals taken into account pursuant to
            Section 5.7(c)" for "Employer Contributions"; and

                  (4)    "Participant's Account" for "account balance."

      Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the "fractional method" or the "safe harbor method." Under such "safe harbor method," allocable Income for such period shall be deemed to equal ten percent (10%) of the Income allocable to such Excess Deferred Compensation multiplied by the number of calendar months in such period. For purposes of determining the number of calendar months in such period, a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

      2.38 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

      2.39 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee's or former Employee's Beneficiaries) is considered a Key Employee if the Employee or former Employee, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

            (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code
      Section 415(b)(1)(A) for any such Plan Year.

            (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

            (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

            (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

      For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4) for Plan Years beginning after December 31, 2000, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer Contributions.

      2.40 "Late Retirement Date" means a Participant's actual Retirement Date after having reached Normal Retirement Date.

      2.41 "Leased Employee" means, for Plan Years beginning after December 31, 1996, any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code
Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

            (a) if such employee is covered by a money purchase pension plan providing:

                  (1) a nonintegrated employer contribution rate of at least 10%
            of compensation, as defined in Code Section 415(c)(3), but for Plan Years beginning prior to January 1, 1998, including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer Contributions, and for Plan Years beginning prior to January 1, 2001, excluding amounts that are not includible in gross income under Code Section 132(f)(4);

                  (2)   immediate participation;

                  (3)   full and immediate vesting; and

            (b) if Leased Employees do not constitute more than 20% of the recipient Employer's non-highly compensated work force.

      2.42 "Non-Elective Contribution" means the Employer Contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 5.2, Employer Discretionary Matching Contributions (which are used in the "Actual Deferral Percentage" tests) made pursuant to Section 5.1(b) and any Qualified Non-Elective Contribution used in the "Actual Deferral Percentage" tests.

      2.43 "Non-Highly Compensated Participant" means, for Plan Years beginning after December 31, 1996, any Participant who is not a Highly Compensated Employee. However, for purposes of Section 5.5 and Section 5.7, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.

      2.44 "Non-Key Employee" means any Employee or former Employee (and such Employee's or former Employee's Beneficiaries) who is not, and has never been, a Key Employee.

      2.45 "Normal Retirement Age" means the Participant's 65th birthday. A Participant shall become fully Vested in the Participant's Account upon attaining Normal Retirement Age.

      2.46  "Normal Retirement Date" means the Participant's Normal Retirement
 Age.

      2.47 "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

      "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

      A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

      2.48 "Other Investments Account" means the account of a Participant which is credited with such Participant's share of the net gain (or loss) of the Plan, Forfeitures and Employer Contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

      A separate accounting shall be maintained with respect to that portion of the Other Investments Account attributable to Elective Contributions and Non-Elective Contributions.

      2.49 "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

      2.50 "Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 5.12 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.

      2.51 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to such Participant's total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions.

      A separate accounting shall be maintained with respect to that portion of the Participant's Account attributable to Employer Discretionary Matching Contributions made pursuant to Section 5.1(b), Employer Discretionary Optional Contributions made pursuant to Section 5.1(c) and any Employer Qualified Non-Elective Contributions. In addition, a separate accounting shall be maintained with respect to that portion of the Participant's Account attributable to a Participant's Target Benefit Capital Accumulation.

      2.52 "Participant's Combined Account" means the total aggregate amount of each Participant's Elective Account and Participant's Account, including a Participant's Target Benefit Capital Accumulation.

      2.53 "Participant's Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

      2.54 "Participant's Elective Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the "Actual Deferral Percentage" tests. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to such Elective Contributions pursuant to Section 5.2, Employer Discretionary Matching Contributions made pursuant to Section 5.1(b) and any Employer Qualified Non-Elective Contributions.

      2.55 "Participant's Transfer/Rollover Account" means the account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer and/or with respect to such Participant's interest in the Plan resulting from amounts transferred from another qualified plan or "conduit" Individual Retirement Account in accordance with Section 5.11.

      A separate accounting shall be maintained with respect to that portion of the Participant's Transfer/Rollover Account attributable to transfers (within the meaning of Code Section 414(1)) and "rollovers."

      2.56  "Plan" means this instrument, including all amendments thereto.

      2.57 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

      2.58 "Qualified Joint and Survivor Annuity" means an annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50% of and is not greater than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the actuarial equivalent of a single life annuity for the Participant. The payments under the Qualified Joint and Survivor Annuity will commence immediately.

      2.59 "Qualified Preretirement Survivor Annuity" means a survivor annuity for the surviving spouse of a Participant if the payments to the surviving spouse under such annuity are not less than the amounts which would be payable as a survivor annuity under the Qualified Joint and Survivor Annuity, and which otherwise satisfies the requirements of Code Section 417(c).

      2.60 "Qualified Non-Elective Contribution" means any Employer Contributions made pursuant to Section 5.6(b) and Section 5.8(f). Such contributions shall be considered an Elective

Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage" tests.

      2.61 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

      2.62 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

      2.63 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 8.1).

      2.64 "Salary Reduction Contributions" means Plan contributions made as a result of the salary reduction elections of Participants pursuant to Plan
Section 5.2.

      2.65 "Service" means employment with (i) the Company, (ii) a Participating Employer, (iii) Mid Valley Bank, as predecessor to the
Company's subsidiary, Texas State Bank (with respect to those Employee participants that were formerly participants in the Mid Valley Bank
Employees' Pension Plan), (iv) First National Bank of South Texas (with respect to those Employees who were employed by First National Bank of South Texas as employees of the Rio Grande City and Roma branch bank facilities of First National Bank of South Texas as of the time of acquisition of such branch bank facilities by Texas State Bank), (v) First State Bank & Trust Co. and The Border Bank (with respect to those Employees who were employed by First State Bank & Trust Co. or The Border Bank as employees of such banks as of the time of the merger of such banks with and into Texas State Bank), (vi) Brownsville National Bank, Texas Bank & Trust and Bank of Texas (with respect to those Employees who were employed by Brownsville National Bank, Texas Bank & Trust or Bank of Texas as of the time of the merger of such banks with and into Texas State Bank), and/or (vii) Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc. and/or Harlingen National Bank (with respect to those individuals who are Employees as of October 1, 1999 and who were employed by Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc. and/or Harlingen National Bank as of August 15th, 1999).

      2.66 "Target Benefit Capital Accumulation" means the portion of a Participant's Combined Account consisting of Account Balances under the Texas Regional Bancshares, Inc. Target Benefit Plan, at the time of the adoption of this restated Plan, together with andy income and/or losses attributable thereto.

      2.67 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

      2.68  "Top-Heavy Plan" means a plan described in Section 11.2(a).

      2.69 "Top-Heavy Plan Year" means a Plan Year during which the Plan is a Top-Heavy Plan.

      2.70 "Top-Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code
Section 861(a)(3) shall not be treated as Employees. Furthermore, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded, however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top-Paid Group:

            (a)  Employees with less than six (6) months of service;

            (b)  Employees who normally work less than 17 1/2 hours per week;

            (c) Employees who normally work less than six (6) months during a year; and

            (d)  Employees who have not yet attained age twenty-one (21).

      In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top-Paid Group.

      The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

      2.71 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

      2.72 "Trustee" means the person(s) or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

      2.73 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

      2.74 "Valuation Date" means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participant's accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

      2.75 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

      2.76 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

      For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

      For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

      The computation period shall be the Plan Year if not otherwise set forth herein.

      Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

      Years of Service with (a) the Employer, (b) an Affiliated Employer, (c) Mid Valley Bank, as predecessor to the Employer's subsidiary, Texas State Bank (with respect to those Employee participants that were formerly participants in the Mid Valley Bank Employees' Pension Plan), (d) First National Bank of South Texas (with respect to those Employees who were employed by First National Bank of South Texas as employees of the Rio Grande City and Roma branch bank facilities of First National Bank of South Texas as of the time of acquisition of such branch bank facilities by Texas State Bank), (e) First State Bank & Trust Co. and The Border Bank (with respect to those Employees who were employed by First State Bank & Trust Co. or The Border Bank as employees of such banks as of the time of the merger of such banks with and into Texas State Bank), (f) Brownsville National Bank, Texas Bank & Trust and Bank of Texas (with respect to those Employees who were employed by Brownsville National Bank, Texas Bank & Trust or Bank of Texas as of the time of the merger of such banks with and into Texas State Bank), and/or (g) Harlingen Bancshares, Inc., HN Bancshares of Delaware, Inc. and/or Harlingen National Bank (with respect to those individuals who are Employees as of October 1, 1999 and who were employed by Harlingen Bancshares, Inc., HN Bancshares of Delaware,
Inc. and/or Harlingen National Bank as of August 15, 1999) will be recognized.

                                   ARTICLE III

                                   ADMINISTRATION

3.1   POWERS AND RESPONSIBILITIES OF THE EMPLOYER

                  (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

                  (b) The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

                  (c) The Employer shall establish a "funding policy and
            method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

                  (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

                   (e) The Employer will furnish Plan Fiduciaries and
             Participants with notices and information statements when voting rights must be exercised pursuant to Section 9.5.

3.2   DESIGNATION OF ADMINISTRATIVE AUTHORITY

      The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

3.3   ALLOCATION AND DELEGATION OF RESPONSIBILITIES

      If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

3.4   POWERS AND DUTIES OF THE ADMINISTRATOR

      The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code
Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator's duties under the Plan.

      The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

                  (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                  (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                  (c) to authorize and direct the Trustee with respect to
            all nondiscretionary or otherwise directed disbursements from the Trust;

                  (d) to maintain all necessary records for the administration of the Plan;

                  (e) to interpret the provisions of the Plan and to make
            and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                  (f) to determine the size and type of any Contract to be
            purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                  (g) to compute and certify to the Employer and to the
            Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                  (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                  (i) to prepare and implement a procedure to notify Eligible
            Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

                  (j) to establish and communicate to Participants a procedure for allowing each Participant to direct the Trustee as to the distribution of such Participant's Company Stock Account pursuant to
            Section 8.6;

                  (k) to establish and communicate to Participants a procedure and method to insure that each Participant will vote Company Stock allocated to such Participant's Company Stock Account pursuant to
            Section 9.5;

                  (l) to determine the validity of, and take appropriate
            action with respect to, any qualified domestic relations order received by it; and

                  (m) to assist any Participant regarding the Participant's
            rights, benefits, or elections available under the Plan.

3.5     RECORDS AND REPORTS

      The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

3.6     APPOINTMENT OF ADVISERS

      The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

3.7     PAYMENT OF EXPENSES

      All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to
Section 412 of the Act, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

3.8     CLAIMS PROCEDURE

      Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.

      Without limiting the foregoing, any notice of a denial of benefits shall advise the Participant (or Beneficiary) of:

            (1)   the specific reason or reasons for the denial;

            (2) the specific provisions of the Plan on which the denial is based;

            (3) any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and an explanation of why such material or information is necessary; and

            (4) the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

      In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

3.9    CLAIMS REVIEW PROCEDURE

      Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 3.8 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than sixty (60) days after receipt of the written notification provided for in Section 3.8. The Administrator shall then conduct a hearing within the next sixty (60) days, at which the claimant may be represented by an attorney or any other representative of such claimant's choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing (or prior thereto upon five
(5) business days written notice to the Administrator) the claimant or the claimant's representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty (60) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE IV
                                   ELIGIBILITY

4.1    CONDITIONS OF ELIGIBILITY

      Any Eligible Employee, with respect to salary reduction elections pursuant to Section 5.2 and Employer Discretionary Matching Contributions pursuant to
Section 5.1(b), who has completed three (3) consecutive months of service with at least 250 Hours of Service and has attained age 21 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, with respect to Employer Discretionary Optional contributions pursuant to Section 5.1(c), any Eligible Employee who has completed one (1) Year of Service and has attained age 21 shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, any Employee who was a Participant in the

Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

      For purposes of this Section, if an Eligible Employee completes one (1) Year of Service prior to completing three (3) consecutive months of service, then such Employee will be deemed to have completed three (3) consecutive months of service.

4.2    EFFECTIVE DATE OF PARTICIPATION

      An Eligible Employee, with respect to salary reduction elections pursuant to Section 5.2 and Employer Discretionary Matching Contributions pursuant to
Section 5.1(b), shall become a Participant effective as of the first day of the month coinciding with or next following the date on which such Employee met the eligibility requirements of Section 4.1, provided said Employee was still employed as of such date. However, with respect to Employer Discretionary Optional Contributions pursuant to Section 5.1(c), an Eligible Employee shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coinciding with or next following the date such Employee met the eligibility requirements of
Section 4.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

      If an Eligible Employee satisfies the Plan's eligibility requirement conditions by reason of recognition of service with a predecessor employer, such Employee will become a Participant as of the day the Plan credits service with a predecessor employer or, if later, the date the Employee would have otherwise entered the Plan had the service with the predecessor employer been service with the Employer.

4.3    DETERMINATION OF ELIGIBILITY

      The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 3.9.

4.4    TERMINATION OF ELIGIBILITY

      In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service completed while a noneligible Employee, until such time as the Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant's interest in the Plan shall continue to share in the earnings of the Trust Fund.

4.5    OMISSION OF ELIGIBLE EMPLOYEE

      If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the

Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 5.4(e), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer Contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

4.6    INCLUSION OF INELIGIBLE EMPLOYEE

      If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve (12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made. Notwithstanding the forgoing, any Deferred Compensation made by an ineligible person shall be distributed to the person (along with any earnings attributable to such Deferred Compensation).

4.7    REHIRED EMPLOYEES AND BREAKS IN SERVICE

            (a) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the reemployment date.

            (b) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 1-Year Break in Service subject to the following rules:

                 (1) In the case of a Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer Contributions, Years of Service before a period of 1-Year Break in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

                 (2) Former Participant shall participate in the Plan as of the date of reemployment.

            (c) After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant's Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

                 (1) one account for nonforfeitable benefits attributable to pre-break service; and

                 (2) one account representing the Participant's Employer derived account balance in the Plan attributable to post-break service.

            (d) If any Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

            If a non-Vested Former Participant was deemed to have received a distribution and such Former Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

4.8    ELECTION NOT TO PARTICIPATE

      An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, within a reasonable period of time before the beginning of a Plan Year.

                                    ARTICLE V
                           CONTRIBUTION AND ALLOCATION

5.1    FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

      For each Plan Year, the Employer shall contribute to the Plan:

                  (a) The amount of the total salary reduction elections of all
            Participants made pursuant to Section 5.2(a), which amount shall be deemed an Employer Elective Contribution. As provided in Section 5.2(b), the interest of a Participant in the Salary Reduction Contributions allocated to his account will always be 100% vested.

                  (b) On behalf of each Participant who is eligible to share in
            Employer Discretionary Matching Contributions for the Plan Year, an Employer Discretionary Matching Contribution in an amount determined at the sole discretion of the Board of Directors, on behalf of each Participant up to a maximum of one hundred percent (100%) of the Participant's Salary Reduction Contributions, provided, however, that the maximum Employer Discretionary Matching Contribution shall be based on a Participant's Salary Reduction Contribution of up to four percent (4%) of such Participant's Compensation from and after the Participant's effective date of participation with respect to salary reduction elections. The interest of a Participant in the Employer Discretionary Marching Contributions allocated to his account will always be 100% vested.

                  (c) An Employer Discretionary Optional Contribution, which shall be determined in the sole discretion of the Board of Directors. The interest of a Participant in the Employer Discretionary Optional Contributions allocated to his account will become nonforfeitable pursuant to the vesting schedule contained in
            Section 8.4(b). Notwithstanding anything herein to the contrary, Compensation for purposes of any Employer Discretionary Optional Contribution shall exclude any Compensation attributable to stock options issued or granted by the Employer, including but not limited to non-statutory stock options and incentive stock options.

                   (d) Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

5.2    PARTICIPANT'S SALARY REDUCTION ELECTION

                   (a) Each Participant may elect to defer a portion of
             Compensation which would have been received in the Plan Year (except for the deferral election) by up to the maximum amount which will not cause the Plan to violate the provisions of Sections 5.5(a) and 5.9. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election ("Salary Deferral Compensation").

                  For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4) for Plan Years beginning after December 31, 2000, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee
            contributions described in Code Section 414(h)(2) that are treated as Employer Contributions.

                  The amount by which Compensation is reduced shall be that
            Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

                  (b) The balance in each Participant's Elective Account shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason.

                  (c) Notwithstanding anything in the Plan to the contrary, amounts held in the Participant's Elective Account may not be distributable (including any offset of loans) earlier than:

                        (1) a Participant's separation from service, Total and Permanent Disability, or death;

                        (2)   a Participant's attainment of age 59 1/2;

                        (3) the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of a successor defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan does not include an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), or a simple individual retirement account plan (as defined in Code Section 408(p));

                        (4) the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

                        (5) the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

                        (6) the proven financial hardship of a Participant, subject to the limitations of Section 7.11.

                  (d) For each Plan Year, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 5.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

                  (e) In the event a Participant has received a hardship distribution from the Participant's Elective Account pursuant to
            Section 7.11(b) or pursuant to Regulation 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

                  (f) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that the Participant's Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount). Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                        (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

                        (2) the Participant shall designate the distribution as Excess Deferred Compensation; and

                        (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

                  Any distribution made pursuant to this Section 5.2(f) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Employer Discretionary Matching Contributions which relate to such Deferred Compensation shall be forfeited.

                  (g) Notwithstanding Section 5.2(f) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 5.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

                  (h) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or the Participant's Beneficiary.

                  (i) Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 5.4 have been made.

                  (j) The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

                        (1) A Participant must make an initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 5.2. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

                        (2) A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted during election periods established by the Administrator prior to
                  (i) the first day of a Plan Year, (ii) the first day of the seventh month of a Plan Year, and (iii) the last payroll date of the Plan Year. Any modification shall not have retroactive effect and shall remain in force until revoked.

                        (3) A Participant may elect to prospectively revoke the Participant's salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

5.3    TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

      The Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

5.4    ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

                  (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

                  (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer Contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

                        (1) With respect to the Employer Elective Contribution made pursuant to Section 5.1(a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

                        (2) With respect to the Employer Elective Contribution made pursuant to Section 5.1(b), to each Participant's Elective Account when used to satisfy the "Actual Deferral Percentage" tests or Participant's Account in accordance with
                  Section 5.1(b).

                        Only Participants who have completed a Year of Service
                   during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the matching contribution for the year.

                        (3) With respect to the Employer Discretionary Optional Contribution made pursuant to Section 5.1(d), to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

                        Only Participants who have completed a Year of Service
                  during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

                  (c) The Company Stock Account of each Participant shall be credited as of each Anniversary Date with Forfeitures of Company Stock and the Participant's allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in the Participant's Company Stock Account shall be credited to the Participant's Company Stock Account pursuant to the resolutions of the Board of Directors that has declared said dividends. Cash dividends on Company Stock held in the Participant's Company Stock Account shall be credited to the Participant's Other Investments Account pursuant to the resolutions of the Board of Directors that has declared said dividends.

                  (d) As of each Valuation Date, before the current valuation period allocation of Employer Contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts (other than each Participant's Company Stock Account) bear to the total of all Participants' and Former Participants' nonsegregated accounts (other than each Participant's Company Stock Account) as of such date. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with Section 5.12.

                  Participants' transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

                  (e) On or before each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 4.7(d), be used to satisfy any contribution that may be required pursuant to Section 4.5 and/or 8.8, or used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be allocated each year among the Participants' Accounts of Participants otherwise eligible to share in the allocation of discretionary contributions in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all such Participants for the year.

                  Provided, however, that in the event the allocation of
            Forfeitures provided herein shall cause the "annual addition" (as defined in Section 5.9) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 5.10.

                  (f) For any Top-Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum allocation provided for in Section 5.5(h) if eligible pursuant to the provisions of Section 5.40).

                  (g) Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Early, Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions and Forfeitures for that Plan Year.

                  (h)   Minimum Allocations Required for Top-Heavy Plan Years:
            Notwithstanding the foregoing, for any Top-Heavy Plan Year, the sum of the Employer Contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer Contributions and Forfeitures allocated to the Participant's Combined Account of each Key Employee for such Top-Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer Contributions and Forfeitures allocated to the Participant's Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation and Employer Discretionary Matching Contributions needed to satisfy the "Actual Deferral Percentage" tests pursuant to Section 5.5(a) or the "Actual Contribution Percentage" tests pursuant to Section 5.7(a) shall not be taken into account.

                  However, no such minimum allocation shall be required in this
            Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

                  (i) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer Contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

                  (j) For any Top-Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

                  (k) For the purposes of this Section, "415 Compensation" in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If "415 Compensation" for any prior determination period is taken into account in determining a Participant's minimum benefit for the current Plan Year, the "415 Compensation" for such determination period is subject to the applicable annual "415 Compensation" limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual "415 Compensation" limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(17)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top-Heavy Plan Years and shall not be adjusted. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

                  (l) Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the Salary Reduction Contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

                  (m) Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

                  (n) Notwithstanding anything contained herein to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Section 410(b)(1) and the Regulations thereunder because Employer Contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

                        (1) The group of Participants eligible to share in the Employer Contributions and Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who have not separated from service prior to the last day of the Plan Year and have completed the greatest number of Hours of Service in the Plan Year.

                        (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer Contributions and Forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants who have separated from service prior to the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

                        (3) Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

                  (4) Notwithstanding the foregoing, if the portion of the Plan which is not a Code Section 401(k) or 401(m) plan would fail to satisfy Code Section 410(b) if the coverage tests were applied by treating those Participants whose only allocation would otherwise be provided under the top heavy formula as if they were not currently benefiting under the Plan, then, for purposes of this
            Section 5.4(n), such Participants shall be treated as not benefiting and shall therefore be eligible to be included in the expanded class of Participants who will share in the allocation provided under the Plan's non top heavy formula.

5.5    ACTUAL DEFERRAL PERCENTAGE TESTS

            (a) Maximum Annual Allocation: For each Plan Year beginning after December 31, 1996, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant's Elective Account shall satisfy one of the following tests:

                  (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 1.25, or

                  (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

                  However, in order to prevent the multiple use of the
            alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 5.2 and to make Employee contributions or to receive Employer Discretionary Matching Contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have a combination of such Participant's Elective Contributions and Employer Discretionary Matching Contributions reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

            (b) For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated

      Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer and by any Employer Discretionary Matching Contributions which relate to such Excess Deferred Compensation.

            Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

            (c) For the purposes of Sections 5.5(a) and 5.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to
      Section 5.2, whether or not such deferral election was made or suspended pursuant to Section 5.2.

            Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 5.5(a) and 5.6, a Non-Highly Compensated Participant shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.

            (d) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), this Plan may not be combined with any other plan.

            (e) For the purpose of this Section, for Plan Years beginning after December 31, 1996, when calculating the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group, the current year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

            (f) Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 5.6 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(k)-1(g)(11). Furthermore, for Plan Years beginning after December 31, 1998, the provisions of Code
      Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

5.6    ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

      In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 5.4 do (or might) not satisfy one of the tests set forth in Section 5.5(a) for Plan Years beginning after December 31, 1996, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

            (a) On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated Participant having the largest dollar amount of Elective Contributions shall have a portion of such Participant's Elective Contributions distributed until the total amount of Excess Contributions has been distributed, or until the amount of such Participant's Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest dollar amount of Elective Contributions. This process shall continue until the total amount of Excess Contributions has been distributed. In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 5.2(f) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for such Participant's taxable year ending with or within such Plan Year and any forfeited Employer Discretionary Matching Contributions which relate to such Excess Deferred Compensation.

                  (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                        (i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

                        (ii) shall be made first from unmatched Deferred Compensation and, thereafter, proportionately from Deferred Compensation which is matched and Employer Discretionary Matching Contributions which relate to such Deferred Compensation, if used in the "Actual Deferral Percentage" tests pursuant to Section 5.5;

                        (iii) shall be adjusted for Income; and

                        (iv) shall be designated by the Employer as a distribution of excess Contributions (and Income).

                  (2) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

                  (3) Employer Discretionary Matching Contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Contribution pursuant to (1) above or as an Excess Aggregate Contribution pursuant to Section 5.8.

             (b) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

                  (1) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant's 414(s) Compensated for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

                  (2) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 5.2 in the same proportion that each such Non-Highly Compensated Participant's Deferred Compensation for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

                  (3) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.5(a). Such contribution shall be allocated in equal amounts (per capita).

                  (4) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 5.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.5(a). Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 5.2 in equal amounts (per capita).

                  (5) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.5(a). Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 5.5(a) is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum "annual addition" pursuant to Section 5.9. This process shall continue until one of the tests set forth in
            Section 5.5(a) is satisfied (or is anticipated to be satisfied).

                  Notwithstanding the above, at the Employer's discretion,
            Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

                  Notwithstanding the above, for Plan Years beginning after
            December 31, 1998, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

            (c) If during a Plan Year, it is projected that the aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 5.5(a), then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 5.5(a). Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.

            (d) Any Excess Contributions (and Income) which are distributed on or after 2-1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

5.7    ACTUAL CONTRIBUTION PERCENTAGE TESTS

            (a) The "Actual Contribution Percentage" for Plan Years beginning after December 31, 1996 for the Highly Compensated Participant group shall not exceed the greater of:

                  (1) 125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group); or

                  (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group), or such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 5.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive Employer Discretionary Matching Contributions under this Plan or under any plan maintained by the Employer or an Affiliated Employer shall have a combination of Elective Contributions and Employer Discretionary Matching Contributions reduced pursuant to Regulation 1.401(m)-2 and
            Section 5.8(a). The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

            (b) For the purposes of this Section and Section 5.8, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:

                  (1) the sum of Employer Discretionary Matching Contributions made pursuant to Section 5.1(b) (to the extent such Employer Discretionary Matching Contributions are not used to satisfy the "Actual Deferral Percentage" tests) on behalf of each such Participant for such Plan Year; to

                  (2)   the Participant's "414(s) Compensation" for such Plan
            Year.

            Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 5.7(a), the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the preceding Plan Year shall be determined pursuant to the provisions of the Plan then in effect.

            (c) For purposes of determining the "Actual Contribution Percentage," only Employer Discretionary Matching Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer Discretionary Matching Contributions pursuant to Section 5.1(b) (to the extent such Employer Discretionary Matching Contributions are not used to satisfy the "Actual Deferral Percentage" tests) allocated to their accounts, elective deferrals (as defined in Regulation

      1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer Discretionary Matching Contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

            (d) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), this Plan may not be combined with any other plan.

            (e) For purposes of Sections 5.7(a) and 5.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer Discretionary Matching Contributions (whether or not a deferral election was made or suspended) allocated to the Participant's account for the Plan Year.

            Notwithstanding the above, if the prior year testing method is used to calculate the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for the purposes of Section 5.7(a), a Non-Highly Compensated Participant shall include any such Employee eligible to have Employer Discretionary Matching Contributions (whether or not a deferral election was made or suspended) allocated to the Participant's account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.

            (f) For the purpose of this Section, for Plan Years beginning after December 31, 1996, when calculating the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group, the current year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

            (g) Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 5.8 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(k)-1(g)(11). Furthermore, for Plan Years beginning after December 31, 1998, the provisions of Code
      Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

5.8    ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

            (a) In the event (or if it is anticipated) that, for Plan Years beginning after December 31, 1996, the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds (or might exceed) the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 5.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of contributions determined pursuant to Section 5.3(b)(1), the portion of such contributions (and Income allocable to such contributions) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant's remaining amount equals the amount of contributions determined pursuant to Section 5.7(b)(1) of the Highly Compensated Participant having the second largest dollar amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

            (b) Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

            (c) Excess Aggregate Contributions shall be treated as Employer Contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

            (d) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

            (e) If during a Plan Year the projected aggregate amount of Employer Discretionary Matching Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 5.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 5.8(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 5.7(a).

            (f) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant's Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

                  (1) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.7. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant's 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

                  (2) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.7. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 5.2 in the same proportion that each such Non-Highly Compensated Participant's Deferred Compensation for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

                  (3) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.7. Such contribution shall be allocated in equal amounts (per capita).

                  (4) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 5.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.7. Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 5.2 in equal amounts (per capita).

                  (5) A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 5.7. Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in
            Section 5.7 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum "annual addition" pursuant to Section 5.9. This process shall continue until one of the tests set forth in Section 5.7 is satisfied (or is anticipated to be satisfied).

                  Notwithstanding the above, at the Employer's discretion,
            Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

                  Notwithstanding the above, for Plan Years beginning after
            December 31, 1998, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of

            Non-Highly Compensated Participants used to satisfy the "Actual Deferral Percentage" or "Actual Contribution Percentage" test under the current year testing method for the prior year testing year shall be disregarded.

            (g) Any Excess Aggregate Contributions (and Income) which are distributed on or after 2-1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code
      Section 4979.

5.9    MAXIMUM ANNUAL ADDITIONS

                  (a) Notwithstanding the foregoing, for "limitation year" beginning after December 31, 1994, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." If the Employer contribution that would otherwise be contributed or allocated to the Participant's accounts would cause the "annual additions" for the "limitation year" to exceed the maximum "annual additions," the amount contributed or allocated will be reduced so that the "annual additions" for the "limitation year" will equal the maximum "annual additions," and any amount in excess of the maximum "annual additions," which would have been allocated to such Participant may be allocated to other Participants. For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

                  (b) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer Contributions,
            (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to:
            (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(1)(1).

                  (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 5.9(b): (1) rollover contributions (as defined in Code Sections 402(a)(5),

            403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                  (d) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

                  (e) For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                  (f) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code
            Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                  (g)   For the purpose of this Section, if this Plan is a Code
            Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

                  (h)
                        (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                        (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

                        (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum

                  "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs
                  (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and
                  (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                  (i) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

5.10   ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                  (a) If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 5.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the "excess amount" will be disposed of in one of the following manners, as uniformly determined by the Administrator for all Participants similarly situated.

                        (1) Any unmatched Deferred Compensation and, thereafter, proportionately from Deferred Compensation which is matched and Employer Discretionary Matching Contributions which relate to such Deferred Compensation, will be reduced to the extent they would reduce the "excess amount." The Deferred Compensation (and for "limitation years" beginning after December 31, 1995, any gains attributable to such Deferred Compensation) will be distributed to the Participant and the Employer Discretionary Matching Contributions (and for "limitation years" beginning after December 31, 1995, any gains attributable to such Employer Discretionary Matching Contributions) will be used to reduce the Employer contribution in the next "limitation year";

                        (2) If, after the application of subparagraph (1) above, an "excess amount" still exists, and the Participant is covered by the Plan at the end of the "limitation year," the "excess amount" will be used to reduce the Employer contribution (including allocation of any Forfeitures) for such Participant in the next "limitation year," and each succeeding "limitation year" if necessary;

                        (3) If, after the application of subparagraph (1) above, an "excess amount" still exists, and the Participant is not covered by the Plan at the end of the "limitation year," the "excess amount" will be held unallocated in a "Section 415 suspense account." The "Section 415 suspense account" will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next "limitation year," and each succeeding "limitation year" if necessary;

                        (4) If a "Section 415 suspense account" is in existence at any time during the "limitation year" pursuant to this Section, it will not participate in the allocation of investment gains and losses of the Trust Fund. If a "Section 415 suspense account" is in existence at any time during a particular "limitation year," all amounts in the "Section 415 suspense account" must be allocated and reallocated to Participants' accounts before any Employer Contributions or any Employee contributions may be made to the Plan for that "limitation year." Except as provided in (1) above, "excess amounts" may not be distributed to Participants or Former Participants.

                  (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to the Participant's account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 5.9.

                  (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year."

5.11   ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

                  (a) With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 4140)) to this Plan from other tax qualified plans under Code Section 401(a) by Eligible Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be set up in a separate account herein referred to as a Participant's Transfer/Rollover Account. Furthermore, for vesting purposes, the Participant's portion of the Participant's Transfer/Rollover Account attributable to any transfer shall be subject to Section 8.4(b).

                  Except as permitted by Regulations (including Regulation 1.411
            (d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

                  (b) With the consent of the Administrator, the Plan may accept a "rollover" by Eligible Employees, provided the "rollover" will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any "rollovers" to which this Section applies, the Administrator may require the Employee to establish (by providing opinion of counsel or otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section. The amounts rolled over shall be set up in a separate account herein referred to as a "Participant's Transfer/Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                  For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a), or, any other plans from which distributions are eligible to be rolled over into this Plan pursuant to the Code. The term "rollover" means: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions received by an Employee from other "qualified plans" which are eligible for tax-free rollover to a "qualified plan" and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another "qualified plan" (B) were eligible for tax-free rollover to a "qualified plan" and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and (v) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

                  (c) Amounts in a Participant's Transfer/Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Section 8.9 and paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

                  (d) At such date when the Participant or the Participant's Beneficiary shall be entitled to receive benefits, the Participant's Transfer/Rollover Account shall be used to provide additional benefits to the Participant or the Participant's Beneficiary. Any distributions of amounts held in a Participant's Transfer/Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 8.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

                  (e) The Administrator may direct that Employee transfers and rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 5.12.

                  (f) This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code
            Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

                  (g) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 10.1.

5.12   DIRECTED INVESTMENT ACCOUNT

                  (a) Effective as of December 1, 2001, Participants may, subject to Section 5.12(d) and a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all or a portion of their individual account balance attributable to their Deferred Compensation in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

                  (b) As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

                        (1) to the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant's share of such pooled investment; and

                        (2) to the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

                  (c) Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

                  (d)   Each "Qualified Participant" may elect within ninety
            (90) days after the close of each Plan Year during the "Qualified Election Period" to direct the Trustee in writing to invest twenty-five percent (25%) of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such "Qualified Participant's" Company Stock Account, excluding any portion of said Company Stock Account attributable to Elective Contributions or to the Participant's Transfer/Rollover Account, (reduced by the number of shares of Company Stock previously diversified or distributed in cash and/or Company Stock pursuant to a prior election) in the specific assets, specific funds or other investments permitted under the Plan, which investment options shall consist of at least three (3) investment options not inconsistent with any Regulations promulgated by the Secretary of the Treasury. The Trustee shall invest the portion of the "Qualified Participant's" Company Stock that is subject to the diversification election within ninety (90) days after the period during which the Participant's election may be made. In the case of the election year in which the last election can be made by the Participant, the preceding sentence shall be applied by substituting "50 percent" for "25 percent." If the "Qualified Participant" elects to direct the Trustee as to the distribution of the Participant's Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies.

                  Notwithstanding the above, if the fair market value
            (determined pursuant to Section 6.1 at the Plan Valuation Date immediately preceding the first day on which a "Qualified Participant" is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a "Qualified Participant's"

            Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code
            Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

                  (e) For the purposes of this Section the following definitions shall apply;

                        (1) "Qualified Participant" means any Participant or Former Participant who has completed ten (10) Years of Service as a Participant and has attained age 55.

                        (2) "Qualified Election Period" means the six (6) Plan Year period beginning with the later of (i) the first Plan Year in which the Participant first became a "Qualified Participant," or (ii) the first Plan Year beginning after December 31, 1986.

5.13   QUALIFIED MILITARY SERVICE

      Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service will be provided in accordance with Code Section 414(u).

                                   ARTICLE VI
                          FUNDING AND INVESTMENT POLICY

6.1    INVESTMENT POLICY

                  (a)   The Plan is designed to invest primarily in Company
            Stock.

                  (b) With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

                  (c) With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any "keyman" Employee. The proceeds of a "keyman" insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any "keyman" insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

                  (d) The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

                  (e) The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

                  (f) All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in
            Article VI shall be applicable.

6.2    TRANSACTIONS INVOLVING COMPANY STOCK

                  (a) No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

                        (1) during the "Nonallocation Period," for the benefit of

                              (i) any taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock,

                              (ii)  any individual who is related to the
                        taxpayer (within the meaning of Code Section 267(b)), or

                        (2) for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of

                              (i)   Any class of outstanding stock of the
                        Employer or Affiliated Employer which issued such Company Stock, or

                              ii)   the total value of any class of
                        outstanding stock of the Employer or Affiliated
                        Employer.

                  (b) Except, however, subparagraph (a)(1)(ii) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the "Nonallocation Period" does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the

            Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code
            Section 1042 is applied.

                  (c) A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

                        (1) at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

                        (2) on the date as of which Company Stock is allocated to Participants in the Plan.

                  (d) For purposes of this Section, "Nonallocation Period" means the period beginning on the date of the sale of the Company Stock and ending on the date which is ten (10) years after the date of sale.

                                   ARTICLE VII
                                   VALUATIONS

7.1    VALUATION OF THE TRUST FUND

      The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

7.2    METHOD OF VALUATION

      Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).

                                  ARTICLE VIII
                  DETERMINATION AND DISTRIBUTION OF BENEFITS

8.1    DETERMINATION OF BENEFITS UPON RETIREMENT

      Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant's Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 8.4, shall continue until such Participant's Late Retirement Date. Upon a Participant's Retirement Date or attainment of Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Combined Account in accordance with Sections 8.5 and 8.6.

8.2    DETERMINATION OF BENEFITS UPON DEATH

                  (a) Upon the death of a Participant before the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Combined Account shall become fully Vested. If elected, distribution of the Participant's Combined Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant's death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 8.5 and 8.6, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

                  (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 8.5 and 8.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

                  (c) Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

                  (d) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                  (e) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

                        (1) the spouse has waived the right to be the Participant's Beneficiary, or

                        (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

                        (3)   the Participant has no spouse, or

                        (4)   the spouse cannot be located.

                  In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

                  (f) In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant's death, the death benefit will be paid to the Participant's estate. If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary's estate.

                  (g) Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant's designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

                  (h) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

8.3    DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

      In the event of a Participant's Total and Permanent Disability prior to the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 8.5 and 8.6, shall direct the distribution to such Participant of all Vested amounts credited to such Participant's Combined Account. If such Participant elects, distribution shall commence not later than one (1) year after the close of the Plan Year in which Total and Permanent Disability occurs.

8.4    DETERMINATION OF BENEFITS UPON TERMINATION

                  (a) If a Participant's employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 8.4.

                  If a portion of a Participant's Account is forfeited, Company
            Stock allocated to the Participant's Company Stock Account must be forfeited only after the Participant's Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

                  Distribution of the funds due to a Terminated Participant
            shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of
            Section 8.5 and 8.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

                  If, for Plan Years beginning after August 5, 1997, the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) and, if the distribution is made prior to March 22, 1999, has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) at the time of any prior distribution, then the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

                  For purposes of this Section 8.4, if the value of a Terminated
            Participant's Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

                  (b) The Vested portion of any Participant's Account shall be a percentage of the total amount credited to the Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

                                  Vesting Schedule
                                  ----------------
                       Years of Service        Percentage
                       ----------------        ----------
                         Less than 2                0%
                              2                    20%
                              3                    40%
                              4                    60%
                              5                    80%
                              6                   100%

                  (c) Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

                  (d) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer Contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

                  (e) The computation of a Participant's nonforfeitable percentage of such Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty
            (60) days after the latest of:

                        (1)   the adoption date of the amendment,

                        (2)   the effective date of the amendment, or

                        (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

8.5    DISTRIBUTION OF BENEFITS

                  (a) The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary any amount to which the Participant is entitled under the Plan in one lump-sum payment.

                  (b) Any distribution to a Participant, for Plan Years beginning after August 5, 1997, who has a benefit which exceeds $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) or, if the distribution is made prior to March 22, 1999, has ever exceeded $5,000 ($3,500 for Plan Years beginning prior to

            August 6, 1997) at the time of any prior distribution, shall require such Participant's written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution occurs prior to the time the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62. With regard to this required consent:

                        (1) The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 8.5(e).

                        (2) Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

                        (3) Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

                        (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                  Any such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                  (c) Notwithstanding anything herein to the contrary, the Administrator may direct that cash dividends on shares of Company Stock allocable to Participants' or Former Participants' Company Stock Accounts be distributed to such Participants or Former Participants within ninety (90) days after the close of the Plan Year in which the dividends are paid.

                  (d) Any part of a Participant's benefit which is retained in the Plan after the Anniversary Date on which the Participant's participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 8.4(a)) as provided in Article IV. However, neither account will be credited with any further Employer Contributions or Forfeitures.

                  (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits made on or after January 1, 1997 shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

                        (1) A Participant's benefits shall be distributed or must begin to be distributed not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70-1/2. Such distributions shall be equal to or greater than any required distribution.

                        (2)   Distributions to a Participant and the
                  Participant's Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code
                  Section 401(a)(9)(G) and the Regulations thereunder.

                        With respect to distributions under the Plan made for
                  calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code
                  Section 401(a)(9) in accordance with the Regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Regulations under Code Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

                        All annuity Contracts under this Plan shall be
                  non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

                  (f) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 8.5 as of the date of death. If a Participant dies before receiving any distributions of the interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then the death benefit shall be distributed to the Participant's Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant's date of death occurs.

                  However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is the designated Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70-1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

                  (g) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                  (h) Except as limited by Sections 8.5 and 8.6, whenever the Trustee is to make a distribution, the distribution may be made on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

                        (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

                        (2) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

                        (3) the date the Participant terminates his service with the Employer.

                  (i) If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant's Account and the

            Participant may increase the Vested percentage in such account, then, at any relevant time the Participant's Vested portion of the account will be equal to an amount ("X") determined by the formula:

                                 X = P(AB +D) -D

                  For purposes of applying the formula: P is the Vested
            percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

8.6    HOW PLAN BENEFITS WILL BE DISTRIBUTED

                  (a) Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or the Participant's Beneficiary, in writing (or such other form as permitted by the Internal Revenue Service), of the right to demand that benefits be distributed solely in Company Stock.

                  (b) If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant's Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 8.5(h) and 8.5(e).

                  (c) The Trustee will make distributions from the Trust only on instructions from the Administrator.

                  (d) Notwithstanding anything contained herein to the contrary, if the Employer charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2)(B)(ii)(I), the Administrator shall distribute a Participant's Combined Account entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

                  (e) Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of Company Stock to the Employer before offering to sell Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

                  (f) Notwithstanding anything contained herein to the contrary, this Section 8.6(f) shall apply with respect to any Participant's Target Benefit Capital Accumulation, and with respect to the vested portion of a Participant's Combined Account, if the Participant has elected a life annuity option under this Plan prior to December 31, 2001.

                        (1)   QUALIFIED JOINT AND SURVIVOR ANNUITY.

                              (i) GENERAL. Unless otherwise elected as provided below, if a Participant (or former Participant) has been married throughout the one-year period ending on the earlier of (i) the date of the Participant's death, or
                        (ii) the Annuity Staring Date, the Participant's Target Benefit Capital Accumulation (less amounts attributable to Employee contributions within the meaning of Code
                        Section 72(o)) shall be paid in the form of a Qualified Joint and Survivor Annuity. Further, if said Participant has elected a life annuity option under this Plan prior to December 31, 2001, the vested portion of the Participant's Combined Account shall be paid in the form of a Qualified Joint and Survivor Annuity, unless otherwise elected as provided below. If a Participant marries within one (1) year before the Annuity Starting Date and has been married to that spouse for at least one (1) year ending on the date of his death, the Participant and his spouse shall be treated as having been married throughout the one-year period ending on his Annuity Starting Date. For the purposes of applying the one-year rule set out in this Section, to the extent provided in any "qualified domestic relations order" (as defined in Section 414(p) of the Code), a former spouse shall be treated as a surviving spouse.

                              An unmarried Participant shall receive the value
                        of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of Section 8.6(f)(1)(ii) of this Plan as if it were an election to waive the Qualified Joint and Survivor Annuity by a married Participant, but without the spousal consent requirement.

                              The Participant may elect to have any annuity
                        provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                              (ii)  ELECTION TO WAIVE QUALIFIED JOINT AND
                        SURVIVOR ANNUITY. Any election to waive the Qualified Joint and Survivor Annuity must be made by the Participant in writing during the election period and be consented to in writing by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

                              The election period to waive the Qualified Joint
                        and Survivor Annuity shall be the 90 day period ending on the Annuity Starting Date.

                              (iii) WRITTEN EXPLANATION OF QUALIFIED JOINT AND SURVIVOR ANNUITY. With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date a written explanation of:

                                    (1)   a general description or written
                              explanation of the Qualified Joint and Survivor Annuity and the circumstances in which it will be provided,

                                    (2)   the Participant's right to make,
                              and the effect of, an election to waive the Qualified Joint and Survivor Annuity,

                                    (3)   A general explanation of the relative
                              financial effect on a Participant's benefit attributable to his Target Benefit Capital Accumulation (or, if applicable, the vested portion of the Participant's Combined Account) of the failure to elect a single distribution,

                                    (4)  A statement that the Administrator will
                              furnish him, upon his written request, with an explanation in nontechnical language of the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Participant's benefit attributable to his Target Benefit Capital Accumulation (or, if applicable, the vested portion of the Participant's Combined Account) of the failure to make such an election,

                                    (5)  the rights of the Participant's spouse
                              under this Section, and

                                    (6)  the right of the Participant to
                              revoke such election, and the effect of such revocation.

                              In the event that a Participant makes a timely
                        request for the additional information specified in clause (4) above, the date by which he must elect to receive a single distribution shall be extended to include at least the ninety (90) days following the date the additional information is mailed or personally delivered to him.

                              (iv) In the event a married Participant duly elects pursuant to this Section not to receive his benefit in the form of a Qualified Joint and Survivor Annuity, or if such Participant is not married, in the form of a life annuity, the Administrator shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one lump-sum payment.

                              (v) CASH-OUT DISTRIBUTIONS. If the value of the Participant's benefit under this Plan does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) or, if the distribution is made prior to March 22, 1999, has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) at the time of any prior distribution, the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and his spouse consent in writing to such distribution.

                              (vi) RESTRICTIONS ON CASH-OUT DISTRIBUTIONS IN EXCESS OF $5,000. Any distribution to a Participant for Plan Years beginning after August 5, 1997, who has a benefit which exceeds $5,000 ($3500 for Plan Years prior to August 6, 1997), or if the distribution is made prior to March 22, 1999, has ever exceeded, $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) at the time of any prior distribution shall require such Participant's written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution commences prior to the time the benefit is "immediately distributable". A benefit is "immediately distributable" if any part of the benefit could be distributed to Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of his Normal Retirement Age or age 62. Further, the spouse of a Participant must consent in writing to any immediate distribution. With regard to this required consent:

                                    (1)  No consent shall be valid unless the
                              Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417.

                                    (2)  The Participant must be informed of his
                              right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 8.5(e).

                                    (3)  Notice of the rights specified under
                              this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date.

                                    (4)  Written (or such other form as
                              permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety
                              (90) days before the Annuity Starting Date.

                                    (5)  No consent shall be valid if a
                              significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                        Distributions from the Plan will be made in accordance
                  with the requirements of Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2, the provisions of which are incorporated herein by reference).

                   (2)   QUALIFIED PRERETIREMENT SURVIVOR ANNUITY.

                         (i) GENERAL. Unless otherwise elected as provided below, if a Vested Participant (or former Vested Participant) and his spouse have been married throughout the one-year period ending on the earlier of (i) the date of the Participant's death or (ii) the Annuity Starting Date and the Participant dies before the Annuity Starting Date, the Participant's Target Benefit Capital Accumulation shall be paid to his surviving spouse in the form of a Qualified Preretirement Survivor Annuity. Further, if said Vested Participant (or former Vested Participant) has elected a life annuity option prior to December 31, 2001, the vested portion of the Participant's Combined Account shall be paid to his surviving spouse in the form of a Qualified Preretirement Survivor Annuity. If a Participant marries within one (1) year before the Annuity Starting Date and has been married to that spouse for at least one (1) year ending on the date of his death, the Participant and his spouse shall be treated as having been married throughout the one-year period ending on his Annuity Starting Date. For the purposes of applying the one-year rule set out in this Section, to the extent provided in any "qualified domestic relations order" (as defined in Section 414(p) of the Code), a former spouse shall be treated as a surviving spouse.

                         The Participant's spouse may direct that payment of the
                  Qualified Preretirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in Section 8.5(e).

                         (ii) ELECTION TO WAIVE QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. Any election to waive the Qualified Preretirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable written consent in the same manner provided for in Section 8.6(f)(1)(ii) with respect to Qualified Joint and Survivor Annuities. Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

                         The election period to waive the Qualified
                  Preretirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Qualified Preretirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

                         (iii) WRITTEN EXPLANATION. With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Qualified Preretirement Survivor Annuity containing comparable information to that required pursuant to Section 8.6(f)(1)(iii). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

                              (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                              (2) A reasonable period after the individual becomes a Participant;

                              (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Qualified Preretirement Survivor Annuity with respect to the Participant;

                              (4) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

                              (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after such separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                         For purposes of applying this Section 8.6(f)(2)(iii), a
                  reasonable period ending after the enumerated events described in paragraphs (2), (3) and (4) is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

                              (iv) CASH-OUT DISTRIBUTIONS AND RESTRICTIONS ON CASH-OUT DISTRIBUTIONS. If the value of the Participant's benefit under this

                  Plan does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), or if the distribution is made prior to March 22, 1999, has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) at the time of any prior distribution, the Administrator may immediately distribute such benefit without the consent of the Participant's spouse. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the spouse consents in writing. If the value exceeds $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), or if the distribution is made prior to March 22, 1999, has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997) at the time of any prior distribution, an immediate distribution of such benefit shall require written consent of the surviving spouse. Any written consent required under this paragraph must be obtained not more than ninety
                  (90) days before commencement of the distribution and shall be made in a manner consistent with Section 8.6(f)(1)(iv).

                        Distributions from this Plan will be made in accordance
                  with the requirements of Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2, the provisions of which are incorporated herein by reference).

                        (v) To the extent the death benefit is not paid in the form of a Qualified Preretirement Survivor Annuity, it shall be paid to the Participant's Beneficiary by one lump-sum payment in cash.

8.7    DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

      In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

 8.8   LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

      In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, effective December 31, 2001, or if later, the adoption date of this amendment and restatement, if the value of a Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant's Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

8.9    ADVANCE DISTRIBUTION FOR HARDSHIP

                  (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of the Vested Participant's Elective Account (net of allocable income) and Participant's Account and Participant's Transfer/Rollover Account valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant's Elective Account and Participant's Account and Participant's Transfer/Rollover Account shall be reduced accordingly. Any withdrawal made pursuant to this Section shall be made in accordance with Section 8.9(b) or 8.9(c) below. Withdrawal pursuant to Section 8.9(b) below is deemed to be on account of an immediate and heavy financial need of the Participant only if the withdrawal is for purposes of Sections (1), (2), (4) or (5) below:

                        (1) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any of the Participant's dependents (as defined in Code Section
                  152) or necessary for these persons to obtain medical care as described in Code Section 213(d);

                        (2) The costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                        (3) Funeral expenses for a member of the Participant's family;

                        (4) Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, and the Participant's spouse, children, or dependents;

                        (5) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or

                        (6) An immediate and heavy financial need of the Participant provided that the Administrator applies the need to all Participants in a uniform and nondiscriminatory manner.

                  (b) No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

                        (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

                        (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

                        (3) The Plan, and all other plans maintained by the Employer, provide that the Participant's elective deferrals and after-tax voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend elective deferrals and after-tax voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve
                  (12) months after receipt of the hardship distribution; and

                        (4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

                  (c) No distribution shall be made pursuant to this Section unless the Administrator determines, based upon all relevant facts and circumstances, that the amount to be distributed is not in excess of the amount required to relieve the financial need and that such need cannot be satisfied from other resources reasonably available to the Participant. For this purpose, the Participant's resources shall be deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. A distribution may be treated as necessary to satisfy a financial need if the Administrator relies upon the Participant's representation that the need cannot be relieved:

                        (1) Through reimbursement or compensation by insurance or otherwise;

                        (2) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself increase the amount of the need;

                        (3) By cessation of elective deferrals under the Plan; or

                        (4) By other distributions or loans from the Plan or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms, to the extent such amounts would not themselves increase the amount of the need.

                  (d) Notwithstanding the above, distributions from the Participant's Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant's Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant's Deferred Compensation after such date, reduced by the amount of any previous distributions pursuant to this Section.

                  (e) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Sections 8.5 and 8.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

8.10   QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

      All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

                                   ARTICLE IX
                                     TRUSTEE

9.1    BASIC RESPONSIBILITIES OF THE TRUSTEE

                  (a) The Trustee shall have the following categories of responsibilities:

                        (1) Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of a Participant with respect to Participant Directed Accounts, the Employer or an Investment Manager appointed by the Employer or any agent of the Employer;

                        (2) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and

                        (3) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report pursuant to Section 9.8.

                  (b) In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures), or the Employer, or an Investment Manager or other agent appointed by the Employer with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.

                        (1) The Trustee shall be entitled to rely fully on the written (or other form acceptable to the Administrator and the Trustee, including, but not limited to, voice recorded) instructions of a Participant (pursuant to the Participant Direction Procedures), or the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.

                        (2) The Trustee may delegate the duty of executing such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

                        (3) The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law. The Trustee shall not be responsible or liable for any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant.

                        (4) Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Account, unless paid by the Employer.

                  (c) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

9.2    INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

                  (a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, open-end or close-end mutual fund;,, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as an Employee Stock Ownership Plan and Trust.

                  (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

                  (c) In the event the Trustee invests any part of the Trust Fund, pursuant to the directions of the Administrator, in any shares of stock issued by the Employer, and the Administrator thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Trustee, require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state or states, then the Employer at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

9.3    OTHER POWERS OF THE TRUSTEE

      The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

                  (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

                  (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

                  (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

                  (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, in a clearing corporation, in a depository, or in entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

                  (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

                  (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

                  (g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

                  (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

                  (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

                  (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

                  (k) To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

                  (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon;

                  (m) To invest in Treasury Bills and other forms of United States government obligations;

                  (n) To invest in shares of investment companies registered under the Investment Company Act of 1940;

                  (o) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

                  (p)   To vote Company Stock as provided in Section 9.5;

                  (q) To consent to or otherwise participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities and to pay any assessments or charges in connection therewith;

                  (r) To deposit such Company Stock (but only if such deposit does not violate the provisions of Section 9.5 hereof) or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

                  (s) To sell or exercise any options, subscription rights and conversion privileges and to make any payments incidental thereto;

                  (t) To exercise any of the powers of an owner, with respect to such Company Stock and other securities or other property comprising the Trust Fund. The Administrator, with the Trustee's approval, may authorize the Trustee to act on any administrative matter or class of matters with respect to which direction or instruction to the Trustee by the Administrator is called for hereunder without specific direction or other instruction from the Administrator;

                  (u) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered;

                  (v) To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions of Participants and of any Investment Manager or Fiduciary, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by the Employer;

                  (w) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

9.4    LOANS TO PARTICIPANTS

                  (a) The Trustee may, in the Trustee's discretion, make loans to Participants and Beneficiaries under the following circumstances:
            (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest;
            (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time.

                  (b) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) may, in accordance with a uniform and nondiscriminatory policy established by the Administrator, be limited to the lesser of:

                        (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                        (2) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

                  For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above shall be unreduced.

                  (c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a "principal residence" of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a "principal residence" has the same meaning as a "principal residence" under Code Section 1034. Loan repayments may be suspended under this Plan as permitted under Code
            Section 414(u)(4).

                  (d) Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

                        (1) the identity of the person or positions authorized to administer the Participant loan program;

                        (2)   a procedure for applying for loans;

                        (3) the basis on which loans will be approved or denied;

                        (4) limitations, if any, on the types and amounts of loans offered;

                        (5) the procedure under the program for determining a reasonable rate of interest;

                        (6) the types of collateral which may secure a Participant loan; and

                        (7) the events constituting default and the steps that will be taken to preserve Plan assets.

                        Such Participant loan program shall be contained in a
                  separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

                  (e) Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a loan made pursuant to this Section, then the loan default will be a distributable event to the extent permitted by the Code and Regulations.

                  (f) Notwithstanding anything in this Section to the contrary, any loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the plan in effect at the time such loan was made.

9.5    VOTING COMPANY STOCK

      The Trustee shall vote all Company Stock held by it as part of the Plan assets. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Trustee does not timely receive voting directions from a Participant or Beneficiary with respect to any Company Stock allocated to that Participant's or Beneficiary's Company Stock Account, the Trustee shall vote such Company Stock.

      Notwithstanding the foregoing, if the Employer has a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term "registration-type class of securities" means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

      If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

9.6    DUTIES OF THE TRUSTEE REGARDING PAYMENTS

      At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

9.7    TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

      The Trustee shall be paid such reasonable compensation as set forth in the Trustee's fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee. However, an individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

9.8    ANNUAL REPORT OF THE TRUSTEE

                  (a) Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

                        (1)   the net income, or loss, of the Trust Fund;

                        (2) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

                        (3) the increase, or decrease, in the value of the Trust Fund;

                        (4) all payments and distributions made from the Trust Fund; and

                        (5) such further information as the Trustee and/or Administrator deems appropriate.

                  (b) The Employer, promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding on the Employer and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties. However, nothing contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

9.9    AUDIT

                   (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of the audit setting forth the accountant's opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

                   (b) All auditing and accounting fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.

                   (c) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated, supervised, and subject to periodic examination by a state or federal agency, then it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

9.10   RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

                  (a) Unless otherwise agreed to by both the Trustee and the Employer, a Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of resignation.

                   (b) Unless otherwise agreed to by both the Trustee and the Employer, the Employer may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee's removal.

                   (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

                   (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.

                   (e) Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 9.8 or
            (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 9.8 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 9.8 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by
            Section 9.8 and this subparagraph.

9.11   TRANSFER OF INTEREST

      Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of a Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

9.12   TRUSTEE INDEMNIFICATION

      The Employer agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee's power and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

9.13   DIRECT ROLLOVER

                  (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a "distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the "distributee" in a "direct rollover."

                  (b) For purposes of this Section the following definitions shall apply:

                        (1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the "distributee," except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the "distributee" or the joint lives (or joint life expectancies) of the "distributee" and the "distributee's" designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and any other distribution that is reasonably expected to total less than $200 during a year.

                        (2) An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the "distributee's" "eligible rollover distribution." However, in the case of an "eligible rollover distribution" to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                        (3) A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are "distributees" with regard to the interest of the spouse or former spouse.

                        (4) A "direct rollover" is a payment by the Plan to the "Eligible Retirement Plan" specified by the "distributee."

                                    ARTICLE X
                       AMENDMENT, TERMINATION AND MERGERS

10.1   AMENDMENT

                  (a) The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator, may only be made with the Trustee's or Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

                  (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

                  (c) Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" which results in a further restriction on such benefit unless such "Section 411(d)(6) protected benefits" are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. A
            Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant's interest in the Plan under a particular optional form of benefit will be permissible if the amendment satisfies the conditions in (1) and
            (2) below:

                        (1) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

                        (2) The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: (i) the ninetieth (90th) day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the Act requirements at 29 CFR 2520.104b-3 (relating to a summary of material modifications) or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

10.2   TERMINATION

                  (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested as provided in Section
            7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

                  (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 10.1(c).

10.3   MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

      This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 10.1(c).

                                   ARTICLE XI
                                    TOP-HEAVY

11.1   TOP-HEAVY PLAN REQUIREMENTS

      For any Top-Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to
Section 4.4 of the Plan.

11.2   DETERMINATION OF TOP HEAVY STATUS

                  (a) This Plan shall be a Top-Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Participant's Combined Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Participant's Combined Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                  If any Participant is a Non-Key Employee for any Plan Year,
            but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Participant's Combined Account balance shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top-Heavy Plan.

                  (b) Participant's Combined Account: A Participant's Participant's Combined Account as of the Determination Date is the sum of:

                        (1) the Participant's Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

                        (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

                        (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Participant's Combined Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                        (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Participant's Combined Account balance.

                        (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Participant's Combined Account balance.

                        (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Participant's Combined Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                        (7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and
                  (6) above, all employers aggregated under Code Section 414(b),
                  (c), (m) and (o) are treated as the same employer.

                  (c) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                        (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                        In the case of a Required Aggregation Group, each plan
                  in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

                        (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                        In the case of a Permissive Aggregation Group, only a
                  plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

                        (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

                        (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five
                  (5) years ending on the Determination Date.

                  (d) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                  (e) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                  (f) "Top-Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                        (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                        (2) the Participant's Combined Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1   PARTICIPANT'S RIGHTS

      This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

12.2   ALIENATION

                  (a) Subject to the exceptions provided below, and as otherwise permitted by the Code and Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                  (b) Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan by reason of a loan made pursuant to Section 12.4, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant's Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Participant's Combined Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 3.8 and 3.9.

                  (c) Subsection (a) shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

                  (d) Subsection (a) shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and
            (D).

12.3   CONSTRUCTION OF PLAN

      This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of Texas, other than its laws respecting choice of law, to the extent not preempted by the Act.

12.4   GENDER AND NUMBER

      Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

12.5   LEGAL ACTION

      In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

12.6   PROHIBITION AGAINST DIVERSION OF FUNDS

                  (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

                  (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

                  (c) Except for Sections 4.5, 4.6, and 5.1(d), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

12.7   EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

      The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

12.8   INSURER'S PROTECTIVE CLAUSE

      Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

12.9   RECEIPT AND RELEASE FOR PAYMENTS

      Any payment to any Participant, the Participant's legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

12.10  ACTION BY THE EMPLOYER

      Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

12.11  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

      The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee, and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

12.12  HEADINGS

      The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

12.13  APPROVAL BY INTERNAL REVENUE SERVICE

      Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

12.14  UNIFORMITY

      All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

12.15  SECURITIES AND EXCHANGE COMMISSION APPROVAL

      The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

                                  ARTICLE XIII
                             PARTICIPATING EMPLOYERS

13.1   ADOPTION BY OTHER EMPLOYERS

      Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

13.2   REQUIREMENTS OF PARTICIPATING EMPLOYERS

                  (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

                  (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

                  (c) Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

13.3   DESIGNATION OF AGENT

      Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

13.4   EMPLOYEE TRANSFERS

      In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

13.5   PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES

      Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated only among those Participants of the Employer or Participating Employer making the contribution or by which the forfeiting Participant was employed. However, if the contribution is made, or the forfeiting Participant was employed, by an Affiliated Employer, in which event such contribution or Forfeiture shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Participating Employer shall immediately notify the Trustee thereof.

13.6   AMENDMENT

      Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

13.7   DISCONTINUANCE OF PARTICIPATION

      Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 9.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of
Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

13.8   ADMINISTRATOR'S AUTHORITY

      The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

      IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.
                                    EMPLOYER:

                                    TEXAS REGIONAL BANCSHARES, INC.



                                    By   /s/ G.E. Roney
                                      ----------------------------------------

                                       Name: G.E. Roney
                                            ----------------------------------

                                       Title: Chairman of the Board & CEO
                                             ---------------------------------

                                    TRUSTEE:



                                    By   /s/ Morris Atlas
                                      ----------------------------------------

                                       Name: Morris Atlas
                                            ----------------------------------



                                    By   /s/ Frank N. Boggus
                                      ----------------------------------------

                                       Name: Frank N. Boggus
                                            ----------------------------------



                                    By   /s/ G.E. Roney
                                      ----------------------------------------

                                       Name: G.E. Roney
                                            ----------------------------------